EXHIBIT 99.1

FOR IMMEDIATE RELEASE	April 28, 2003

For further information contact:
Edward S. Wozniak
Senior Vice President, Chief Financial Officer
(317) 612-2243
ewozniak@galyans.com

GALYAN’S ANNOUNCES CLOSING ON A NEW FIVE YEAR
$250,000,000 REVOLVING CREDIT FACILITY

New Facility Provides Sufficient Liquidity to Fully Fund Growth Strategy

PLAINFIELD, IN – April 28, 2003—Galyan’s Trading Company, Inc. (NASDAQ:GLYN) today announced it has closed on a $250 million senior secured bank facility that will mature in April 2008.

This new revolving credit facility replaces the previous $160 million revolving credit facility that was to expire on May 3, 2004. The new facility provides the Company with greater liquidity and enhanced flexibility, which will allow Galyan’s to continue to pursue its growth strategy over the next five years.

The new credit facility is a traditional asset based loan with availability based on certain percentages of eligible inventory, eligible accounts receivables, and certain real property. The Company will not be subject to any financial covenants, provided it maintains a minimum level of availability. Additionally, the Company may request that JPMorgan Chase Bank (“JPMorgan”), as Administrative Agent, arrange an increase to the facility of up to $50 million to an aggregate of $300 million. JPMorgan and Congress Financial Corp. acted as co-lead arrangers for the facility and JPMorgan will act as sole Administrative and Collateral Agent.

Robert B. Mang, Chief Executive Officer and Chairman of the Company, commented, “The closing of this new credit facility is an important milestone for Galyan’s, as it provides sufficient liquidity to enable the Company to continue its new store rollout program and to fund its seasonal working capital needs at attractive rates through the time when the Company is expected to become self funding. The five year term and reduced covenants also provide the Company with greater operating and financial flexibility, further enabling the Company to achieve its growth objectives.”

About Galyan’s Sports & Outdoor Adventure

Galyan’s is a specialty retailer that offers a broad range of products that appeal to consumers with active lifestyles, from the casual consumer to the serious sports enthusiast. Galyan’s operates 36 stores in 17 states and offers outdoor and athletic equipment, apparel, footwear and accessories, as well as casual apparel and footwear.

Forward-Looking Statements

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. For these statemensts, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release: risks associated with our ability to implement our growth strategies or manage our growing business, including the availability of suitable store locations on appropriate financing and other terms and the availability of adequate financing sources, including developer financing; risks associated with our limited history of opening and operating new stores; and risks relating to operational and financial restrictions imposed by our revolving credit facility. See our Annual Report on Form 10-K for the year ended February 1, 2003, as filed with the Securities and Exchange Commission, for a more detailed discussion of these matters and other risk factors. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.